                                                               File Nos: 2-76640
                                                                        811-3429
                                  SCHEDULE 14A

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

         [X]  Preliminary Proxy Statement
         [ ]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                           CAPITAL APPRECIATION FUND
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box);

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

                 --------------------------------------------------------------

         2)      Aggregate number of securities to which transaction applies:

                 --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 --------------------------------------------------------------

         4)      Proposed maximum aggregate value of transaction:

                 --------------------------------------------------------------

         5)      Total fee paid:

                 --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

                 --------------------------------------------------------------

         2)      Form, Schedule or Registration Statement No.:

                 --------------------------------------------------------------

         3)      Filing Party:

                 --------------------------------------------------------------

         4)      Date Filed:

                 --------------------------------------------------------------

                           CAPITAL APPRECIATION FUND

                                ONE TOWER SQUARE
                          HARTFORD, CONNECTICUT 06183

                  NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

                                                               November 13, 1996

To the Shareholders:

     Notice is hereby given that the Special Meeting of Shareholders of Capital Appreciation Fund (the "Trust") will be held at its office at One Tower Square, Hartford, Connecticut, on Monday, January 6, 1997 at 9:00 a.m. for the following purposes:

          1. To approve the proposed amendment to the Sub-Advisory Agreement between Travelers Asset Management International Corporation and Janus Capital Corporation to become effective January 7, 1997.

          2. To act on any and all other business as may properly come before the meeting.

     The close of business on November 1, 1996 has been fixed as the record date for the determination of beneficial Shareholders entitled to notice of and to vote at said meeting.

     By order of the Board of Trustees.

                                                     /s/ ERNEST J. WRIGHT
                                                    ---------------------------
                                                    ERNEST J. WRIGHT, SECRETARY

     Please complete and return the enclosed proxy card as soon as possible in the post-paid envelope provided. Your prompt response is appreciated.

                           CAPITAL APPRECIATION FUND

             PROXY STATEMENT FOR A SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON MONDAY, JANUARY 6, 1997

     THE BOARD OF TRUSTEES OF CAPITAL APPRECIATION FUND (THE "TRUST") SOLICITS YOUR PROXY FOR USE AT A SPECIAL MEETING OF SHAREHOLDERS AND AT ANY ADJOURNMENT OF IT. The meeting will be held at 9:00 a.m. on Monday January 6, 1997, at the office of the Trust, One Tower Square, Hartford, Connecticut. This proxy material is expected to be mailed to Shareholders on or about November 13, 1996.

GENERAL

     The purpose of this Special Meeting of Shareholders is to approve an amendment to the Sub-Advisory Agreement between Travelers Asset Management International Corporation ("TAMIC") and Janus Capital Corporation ("Janus Capital") which would lower the sub-advisory fee payable by TAMIC to Janus Capital.

VOTE BY PROXY

     A proxy card is enclosed for use at the meeting. The proxy card may be revoked at any time before it is voted by sending a written notice of revocation to the Trust's Secretary or by appearing in person to vote at the meeting. All proxy cards which are properly executed and received in time and not so revoked will be voted at the meeting in accordance with the instructions on them, if any. If no specification is made, the proxy card will be voted for the approval of the Sub-Advisory Agreement between TAMIC and Janus Capital.

COST OF SOLICITATION

     The cost of soliciting these proxies will be borne by the Trust. Pursuant to a Management Agreement that became effective on May 1, 1993, The Travelers Insurance Company ("Travelers Insurance") reimburses the Trust for the amount by which the Trust's aggregate annual expenses (including, among other things, the costs of printing, preparing and mailing special meeting notices and proxy solicitation materials) exceed 1.25% of the Trust's average net assets for any fiscal year during which the Management Agreement remains in effect. Travelers Insurance is located at One Tower Square, Hartford, Connecticut 06183.

SHAREHOLDERS AND THE VOTE

     The Trust has one class of Shares representing the entire beneficial interest of the Trust. Each Share ranks equally with every other outstanding Share. Shareholders are entitled to one vote for each full Share owned and fractional votes for fractional Shares. Only beneficial Shareholders of record at the close of business on November 1, 1996, (the record date) will be entitled to notice of and to vote at the meeting. On the record date, there were shares outstanding and entitled to be voted at the meeting. The number of full and fractional votes, which you as a beneficial Shareholder are entitled to provide instructions to cast is set forth on the enclosed proxy card.

     Separate accounts which fund variable annuity contracts and variable life insurance contracts issued by Travelers Insurance and The Travelers Life and Annuity Company were the record owners of all of the Shares of the Trust. On that same date, no single shareholder or group beneficially owned more than 5% of the outstanding Shares of the Portfolios, other than Travelers Insurance.

     This proxy material is being mailed to the owners of variable annuity and variable life contracts who had allocated amounts to Capital Appreciation Fund through certain separate accounts as of the record date, (i.e. beneficial owners of the Shares). The shareholders will direct The Travelers how they wish the Shares in which they have a beneficial interest to be voted. The Travelers will vote all Shares held by it as instructed by the contract owners or participants, and intends to vote all Shares for which no instructions are received in the same proportion as they vote Shares for which instructions are received.

VOTE REQUIRED

     Approval of the Proposal requires the affirmative "vote of a majority of the outstanding voting securities" of the Trust. Under the Investment Company Act of 1940 (the "1940 Act"), a "vote of a majority of the outstanding voting securities" means the affirmative vote of (a) 67% of the outstanding voting securities represented at the meeting, if more than 50% of the outstanding voting securities are represented, or (b) more than 50% of the outstanding voting securities, whichever is less.

ANNUAL AND SEMI-ANNUAL REPORT

     The Trust's Annual Report to Shareholders containing financial statements for the fiscal year ended December 31, 1995 was mailed to all Shareholders of record as of December 31, 1995 and the Trust's Semi-Annual Report containing financial statements for the period ended June 30, 1996 was mailed to Shareholders of record as of June 30, 1996. Copies of the Annual Report and the Semi-Annual Report may be obtained by writing to The Travelers Insurance Company, Annuity Services, One Tower Square, Hartford, Connecticut 06183-5030, or by calling 860-277-3525.

1. PROPOSAL TO AMEND SUB-ADVISORY AGREEMENT BETWEEN TAMIC AND JANUS CAPITAL TO BECOME EFFECTIVE ON JANUARY 7, 1997.

     At a meeting held on October 25, 1996, the Board of Trustees of the Trust unanimously voted to approve an amendment to the Sub-Advisory Agreement between TAMIC and Janus Capital (the "Proposed Amended Sub-Advisory Agreement") to become effective on January 7, 1997. The purpose of the Proposed Amended Sub-Advisory Agreement is to change the subadvisory fee, currently at an annual rate of 0.55% of the Trust's average daily net assets.

THE PROPOSED AMENDMENT TO THE SUB-ADVISORY AGREEMENT

     The existing sub-advisory fee of an annual rate of 0.55% of the Trust's average daily net assets is deducted daily and paid monthly to Janus Capital by TAMIC. For the fiscal year ended December 31, 1995, the total sub-advisory fees paid to Janus Capital was $551,739. If approved by Shareholders, the Proposed Amended Sub-Advisory Agreement will replace the Existing Sub-Advisory Agreement dated July 1, 1996. If the new fees had been in effect under the Existing Sub-Advisory Agreement, the sub-advisory fee paid to Janus would have been approximately $547,200. The investment advisory fee paid by the Trust to the Investment Adviser will not be reduced by the Proposed Amendment to the Sub-Advisory Agreement.

     Paragraph 7 of the Existing Sub-Advisory Agreement is proposed to be amended to read as follows:

        7. Compensation of Sub-Adviser. TAMIC shall pay to the Sub-Adviser a fee equivalent on an annual basis to the following:

                                            AGGREGATE NET ASSET
     ANNUAL                                    VALUE OF THE
SUB-ADVISORY FEE                                  ACCOUNT
----------------                            -------------------
      0.55%          of the first              $ 100,000,000
      0.50%          of the next               $ 400,000,000
      0.45%          of the amount over        $ 500,000,000

     The sub-advisory fees will be deducted on each valuation date, and will be paid monthly.

     With the exception of the proposed amendment to paragraph 7 set forth above, all other terms and conditions of the Existing Sub-Advisory Agreement will remain the same. A copy of the Sub-Advisory Agreement is included as Exhibit A.

EFFECT OF AMENDED SUB-ADVISORY AGREEMENT

     Set forth below is a chart showing the dollar amount of sub-advisory fees paid by TAMIC during the Trust's past fiscal year under the Existing Sub-Advisory Agreement and the amount of fees that would have been paid under the Proposed Amended Sub-Advisory Agreement. The chart also shows the percentage difference between the amount that would have been paid under the Amended Sub-Advisory Agreement from the amount paid under the Existing Sub-Advisory Agreement. Also set forth below is a comparative fee table showing the amount of fees and expenses paid by the Trust under the Existing Sub-Advisory Agreement as a percentage of average net assets and the amount of fees and expenses shareholders would have paid if the Amended Sub-Advisory Agreement had been in effect. The information in the table is an estimate based on actual expenses for the fiscal year ended December 31, 1995. If the proposal is approved, the existing Advisory Agreement will not change and the level of fees paid by the Trust for investment advisory services will not be reduced.

                      DOLLAR AMOUNT OF ADVISORY FEES PAID
                     (FISCAL YEAR ENDED DECEMBER 31, 1995)

                                                         EXISTING SUB-           AMENDED SUB-
                                                       ADVISORY AGREEMENT     ADVISORY AGREEMENT
                                                       ------------------     ------------------
Amount of fees paid or that would have been paid by
  TAMIC                                                     $551,739               $547,200
Percentage difference from amount paid under the
  Existing Sub-Advisory Agreement                                N/A                    (1%)

                        ANNUAL TRUST OPERATING EXPENSES
                    (AS A PERCENTAGE OF AVERAGE NET ASSETS)

        Management Fee                                                      0.75%
        Other Expenses                                                      0.10%
        Total Annual Expenses                                               0.85%

EXAMPLE

     The following illustrates the expenses on a $1,000 investment under the existing and proposed fees and the expenses stated above, assuming (1) a 5% annual return and (2) redemption at the end of each time period:

                                                1 YEAR     3 YEARS     5 YEARS     10 YEARS
                                                ------     -------     -------     --------
        Existing Fee                             $ 73       $ 121       $ 172        $262
        Proposed Fee                             $ 73       $ 121       $ 172        $262

     The purpose of this example and the table to assist investors in understanding the various costs and expenses of investing in shares of the Trust. The example above should not be considered a representation of past or future expenses of the Trust. Actual expenses may be higher or lower than those shown above.

     Section 15(a) of the 1940 Act prohibits any person from serving as an investment adviser to a registered investment company except pursuant to a written contract that has been approved by a vote of a majority of the outstanding voting securities of such registered investment company. Accordingly, the proposed amendment to the Sub-Advisory Agreement is being submitted to Shareholders to vote on its approval.

     If approved by Shareholders, the Proposed Amended Sub-Advisory Agreement will take effect on January 7, 1997. If the proposed amendment is not approved, the Existing Sub-Advisory Agreement dated July 1, 1996 (and the current sub-advisory fee) will remain in effect.

     As required by the Investment Company Act of 1940, as amended, the Sub-Advisory Agreement will continue in effect for a period of more than two years from the date of its execution only so long as its continuance is specifically approved at least annually (i) by a vote of a majority of the Board of Trustees, or (ii) by a vote of a majority of the outstanding voting securities of the Trust. In addition, and in either event, the terms of the Sub-Advisory Agreement must be approved annually by a vote of a majority of the Board of Trustees who are not parties to, or interested persons of any party to, the Sub-Advisory Agreement, cast in person at a meeting called for the purpose of voting on such approval and at which the Board of Trustees is furnished such information as may be reasonably necessary to evaluate the terms of the Sub-Advisory Agreement. The Sub-Advisory Agreement further provides that it will terminate automatically upon assignment; may be amended only with prior approval of a majority of the outstanding voting securities of the Trust; may be terminated without the payment of any penalty at any time upon sixty days' notice by the Board of Trustees or by a vote of a majority of the outstanding voting securities of the Trust; and may not be terminated by TAMIC without prior approval of a new sub-advisory agreement by a vote of a majority of the outstanding voting securities of the Trust.

THE INVESTMENT ADVISER

     TAMIC, One Tower Square, Hartford, Connecticut, serves as investment adviser to the Trust pursuant to an Investment Advisory Agreement dated July 1, 1996 (the "Advisory Agreement"). The Advisory Agreement was approved by a vote of Shareholders at a special meeting held on April 23, 1993.

     Under the terms of the Advisory Agreement, TAMIC is paid an amount equivalent to 0.75% on an annual basis of the value of Trust's assets. The advisory fees paid by the Trust for the fiscal year ended December 31, 1995, were $752,372.

     TAMIC is a registered investment adviser which has provided investment advisory services since its incorporation in 1978. TAMIC currently manages assets of over $4.6 billion. TAMIC is an indirect wholly owned subsidiary of The Travelers Insurance Company. (One Tower Square, Hartford, Connecticut), which is indirectly owned, through a wholly owned subsidiary, by Travelers Group Inc. (388 Greenwich Street, New York, New York). As of December 31, 1995, no person or entity was known to be a beneficial owner of 10% or more of the voting securities of Travelers Group Inc.

     The principal executive officers and directors of TAMIC are set forth in the following table along with their addresses and principal occupations, as well as their respective positions with registered investment companies for which TAMIC currently acts as investment adviser.

                           POSITION WITH
 NAME AND ADDRESS OF         TRAVELERS
 PRINCIPAL EXECUTIVE     ASSET MANAGEMENT         POSITION WITH
     OFFICER AND           INTERNATIONAL        OTHER INVESTMENT           PRINCIPAL
    DIRECTORS(1)            CORPORATION           COMPANIES(2)            OCCUPATION
---------------------  ---------------------  ---------------------  ---------------------
Marc P. Weill          Director and Chairman                         Senior Vice President
                                                                     Chief Investment
                                                                     Officer
                                                                     Travelers Insurance
David A. Tyson         Director and Chief                            Senior Vice President
                       Investment Officer                            Travelers Insurance
F. Denney Voss         Director                                      Senior Vice President
                                                                     Travelers Insurance

                           POSITION WITH
 NAME AND ADDRESS OF         TRAVELERS
 PRINCIPAL EXECUTIVE     ASSET MANAGEMENT         POSITION WITH
     OFFICER AND           INTERNATIONAL        OTHER INVESTMENT           PRINCIPAL
    DIRECTORS(1)            CORPORATION           COMPANIES(2)            OCCUPATION
---------------------  ---------------------  ---------------------  ---------------------
Joseph P. Rueli        Director and Chief                            Vice President
                       Financial Officer                             Travelers Insurance
John R. Britt          Director and                                  Assistant Secretary
                       Corporate Secretary                           Travelers Insurance

---------------

(1) The address for all of the named persons is The Travelers Insurance Company, One Tower Square, Hartford, Connecticut.

(2) Investment companies currently managed by TAMIC: The Quality Bond Account for Variable Annuities; The Travelers Money Market Account for Variable Annuities; The Travelers Timed Bond Account for Variable Annuities; Cash Income Trust; High Yield Bond Trust; Managed Assets Trust and the U.S. Government Securities Portfolio and three separate series of the Zero Coupon Bond Fund Portfolio (Series 1998, 2000 and 2005), MFS Emerging Growth Portfolio, Lazard International Stock Portfolio, Federated High Yield Portfolio, Federated Stock Portfolio, Large Cap Portfolio, Equity Income Portfolio and the Travelers Quality Bond Portfolio of The Travelers Series Trust.
--------------------------------------------------------------------------------

     Investment advice and decisions for each of TAMIC's clients are made in accordance with their investment objectives and policies. Securities considered for investment by the Trust are also usually considered appropriate for investment by other clients served by TAMIC. When the same investment advice or decision is made for more than one client at or about the same time and purchases or sales are made pursuant thereto, transactions in such securities are generally allocated daily among the clients pro rata in relation to the size of the order, using the daily average price. It is recognized that in some cases this practice could have a detrimental effect on the price or volume of securities being bought or sold by the Trust, while in other cases it may produce better executions or lower brokerage rates.

THE SUB-ADVISER

     Janus Capital Corporation, 100 Fillmore Street, Denver, Colorado 80206 is a registered investment adviser which has provided advisory services since its incorporation in 1969. Janus currently manages assets of over $40 billion.

     The principal executive officer and directors of Janus are set forth in the following table along with their address and principal occupations. As of November 1, 1996, Kansas City Southern Industries, Inc. 114 West 11th Street, Kansas, Missouri 64105, owns approximately 83% of the outstanding voting stock of Janus Capital, and Thomas H. Bailey, founder and President, owns approximately 12% of the outstanding voting stock of Janus Capital.

     NAME AND ADDRESS OF
     PRINCIPAL EXECUTIVE            POSITION WITH JANUS                 PRINCIPAL
    OFFICER AND DIRECTORS           CAPITAL CORPORATION                OCCUPATION
-----------------------------  -----------------------------  -----------------------------
Thomas H. Bailey               President, Chairman and        President of Janus Capital
100 Fillmore Street            Director; Chief Executive      Corporation; Janus Investment
Denver, Colorado               Officer                        Fund and Janus Aspen Series
James P. Craig III             Director, Vice President and   Vice President and Chief
100 Fillmore Street            Chief Investment Officer       Investment Officer of Janus
Denver, Colorado                                              Capital Corporation;
                                                              Executive Vice President of
                                                              Janus Investment Fund and
                                                              Janus Aspen Series
Michael E. Herman              Director                       Chairman, Finance Committee
4900 Oak                                                      Ewing Marion Kauffman
Kansas City, Missouri                                         Foundation
                                                              President of Kansas City
                                                              Royals Baseball Team
                                                              Kansas City, Missouri
Thomas A. McDonnell            Director                       President, CEO Treasurer and
1055 Broadway                                                 Director
Kansas City, Missouri                                         DST Systems Inc.
                                                              Executive Vice President and
                                                              Director Kansas City
                                                              Southern Industries, Inc.
                                                              Kansas City, Missouri
Michael Stolper                Director                       President
525 "B" Street, Suite 1080                                    Stolper & Co., Inc.
San Diego, California                                         President of Seaport
                                                              Venture, Inc.
                                                              San Diego, California
Landon H. Rowland              Director                       President and CEO
114 W. 11th St.                                               Kansas City Southern
Kansas City, Missouri                                         Industries
                                                              Kansas City, Missouri

--------------------------------------------------------------------------------

     Janus Capital also acts as investment adviser or sub-adviser to other investment companies, and provides investment advice to individual, corporate, charitable and retirement accounts. The advisory fees paid to Janus Capital by other investment companies (or series of investment companies) with investment objectives that are similar to the Trust, as well as their respective net assets at October 24, 1996, are as follows:

     The following table provides information on investment companies advised or sub-advised by Janus Capital Corporation with an investment objective similar to that of Traveler's Capital Appreciation Fund.

     NAME OF INVESTMENT COMPANY         NET ASSETS ON OCTOBER 24, 1996      ADVISORY OR SUB-ADVISORY FEE RATE*
---------------------------------------------------------------------------------------------------------------
  Janus Investment Fund                          $438,445,000               1.00% of first $30 million
  -- Janus Olympus Fund                                                     .75% of next $270 million
                                                                            .70% of next $200 million
                                                                            .65% on assets over $500 million
---------------------------------------------------------------------------------------------------------------
  Janus Investment Fund                         $3,953,636,000              1.00% of first $30 million
  -- Janus Twenty Fund                                                      .75% of next $270 million
                                                                            .70% of next $200 million
                                                                            .65% on assets over $500 million
---------------------------------------------------------------------------------------------------------------
  American Skandia Trust                         $773,013,000               .60% of first $100 million
  -- Jancap Growth Portfolio                                                .55% of next $900 million(1)
                                                                            .50% on assets over $1 billion
---------------------------------------------------------------------------------------------------------------
  WRL Series Fund                               $1,481,494,000              0.40%
  -- Growth Portfolio
---------------------------------------------------------------------------------------------------------------
  IDEX II Series Fund                           $1,151,983,000              50% of fees received by Adviser
  -- IDEX Growth Portfolio                                                  less 50% of fee waiver or
                                                                            reimbursement(2)

* Monthly compensation at the annual rate of the average daily net assets of the respective portfolio.

---------------

(1)Janus Capital has voluntarily agreed to waive a portion of its fee equal to .10% of the Portfolio's average daily net assets over $500 million but not in excess of $1 billion, and .05% of the portion of the Portfolio's average daily net assets over $1 billion.

(2)Advisers's fee is 1.00% of first $750 million, .90% of next $250 million, and .85% on assets over $1 billion.

     Investment advice and decisions of Janus Capital's clients are made in accordance with their investment objectives and policies. Securities considered for investment by the Trust are also usually considered appropriate for investment by other clients served by Janus Capital. When the same investment advice or decision is made for more than one client at or about the same time, and purchases or sales are made pursuant thereto, transactions in such securities are generally allocated daily among the clients pro rata in relation to the size of the order, using the daily average price. It is recognized that in some cases this practice could have a detrimental effect on the price or volume of securities being bought or sold by the Trust, while in other cases it may produce better executions or lower brokerage rates.

2.   OTHER BUSINESS

     The Board of Trustees knows of no other business to be presented at the meeting. The proxy card gives the persons named in the proxy the discretion to vote according to their best judgment if any other business properly comes before the meeting.

                             ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS

     The Trust does not have annual or any other regularly scheduled meetings of Shareholders, and currently has no plans to hold another meeting of Shareholders of the Trust. All Shareholders proposals to be included in the Proxy statement for the next meeting must be received by the Trust's Secretary at One Tower Square, Hartford, Connecticut 06183 within a reasonable time before the solicitation is made.

     It is suggested that beneficial Shareholders submit their proposals by Certified Mail -- Return Receipt Requested. The Securities and Exchange Commission has adopted certain requirements which apply to any proposals of Shareholders.

                                                                       EXHIBIT A

                                    FORM OF
                             SUB-ADVISORY AGREEMENT

     This Sub-Advisory Agreement (this "Agreement") is entered into as of January 7, 1997 by and between Travelers Asset Management International Corporation, a New York general business corporation ("TAMIC"), and Janus Capital Corporation, a Colorado corporation ("Sub-Adviser").

     WHEREAS, TAMIC has entered into an Investment Advisory Agreement (the "Investment Advisory Agreement") with Capital Appreciation Fund, a Massachusetts business trust (the "Trust"), pursuant to which TAMIC provides investment management and advisory services to the Trust;

     WHEREAS, the Investment Advisory Agreement provides that TAMIC may engage a sub-adviser to furnish investment information and advice to assist TAMIC in carrying out its responsibilities under the Investment Advisory Agreement;

     WHEREAS, TAMIC desires to retain Sub-Adviser to render investment advisory services to TAMIC in the manner and on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, TAMIC and Sub-Adviser agree as follows:

1.   Sub-Adviser Services.

     (a) Sub-Adviser shall, subject to the supervision of TAMIC and the Board of Trustees of the Trust (the "Board"), manage the investment and reinvestment of the assets of the Trust. Subject to the investment objectives, policies and restrictions set forth in the Trust's Declaration of Trust and in its registration statement under the Securities Act of 1933 and the Investment Company Act of 1940, and to the statement of investment guidelines to be agreed upon from time to time between TAMIC and Sub-Adviser, and subject further to the requirements under the Internal Revenue Code of 1986, as amended (the "Code") described in Section 1(b) below, Sub-Adviser is authorized, in its discretion and without prior consultation with TAMIC, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Trust, and the majority or the whole of the Trust's assets may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash as Sub-Adviser shall determine. Sub-Adviser shall furnish TAMIC quarterly and annual reports concerning transactions and performance of the Trust.

     (b) Sub-Adviser shall manage the investment and reinvestment of the assets of the Trust in compliance with the diversification requirements of Sections 817(h) and 851(b)(4) of the Code, and with the annual gross income qualification requirements of Sections 851(b)(2) and 851(b)(3) of the Code.

2.   Obligations of TAMIC.

     (a) TAMIC shall provide timely information to Sub-Adviser regarding such matters as the composition of assets in the Trust, cash requirements and cash available for investment in the Trust, and all other information as may be reasonably necessary for Sub-Adviser to perform its responsibilities hereunder.

     (b) TAMIC shall furnish Sub-Adviser a copy of the Trust's registration statement currently in effect and agrees during the continuance of this Agreement to furnish Sub-Adviser copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. TAMIC shall also furnish Sub-Adviser with minutes of meetings of the Board to the extent they may affect the duties of Sub-Adviser, a certified copy of any financial statements or reports prepared for the Trust by certified or independent public accountants, and with copies of any financial statements or reports made by the Trust to its shareholders or to any governmental body or securities exchange, and any further materials or information which Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

3. Custodian. TAMIC shall provide Sub-Adviser with a copy of the Trust's agreement with the Custodian (the "Custodian") designated to hold the Trust's assets and any modification thereto (the "Custody Agreement") in advance. The Trust's assets shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement. Sub-Adviser shall have no liability for the acts or omissions of the Custodian. Any assets added to the Trust shall be delivered to the Custodian in accordance with the Custody Agreement.

4. Proprietary Rights. TAMIC agrees and acknowledges that Sub-Adviser is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of Sub-Adviser. The use by TAMIC on its own behalf or on behalf of the Trust of any Janus Mark in any advertisement or sales literature or other materials promoting the Trust shall be with the prior written consent of Sub-Adviser. TAMIC shall not, and TAMIC shall use its best efforts to cause the Trust not to, without the prior written consent of Sub-Adviser, make representations regarding Sub-Adviser in any disclosure document, advertisement or sales literature or other materials promoting the Trust. Upon termination of this Agreement for any reason, TAMIC shall cease, and TAMIC shall use its best efforts to cause the Trust to cease, all use of any Janus Mark(s) as soon as reasonably practicable.

5. Expenses. The Trust shall pay all, and Sub-Adviser shall not be obligated to pay any, of the Trust's organizational, operational and business expenses pursuant hereto, including, without limitation: (a) interest and taxes; (b) brokerage fees and commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Trust; and (c) transfer agent, dividend disbursing agent, and custodian fees and expenses. Any reimbursement of advisory fees required by any expense limitation provision shall be the sole responsibility of The Travelers Insurance Company, and shall not be the responsibility of Sub-Adviser. Sub-Adviser shall pay its own expenses for the services to be provided pursuant to this Agreement.

6. Purchase and Sale of Assets. Absent instructions from TAMIC to the contrary, Sub-Adviser shall place all orders for the purchase and sale of securities for the Trust with brokers or dealers selected by Sub-Adviser which may include brokers or dealers affiliated with Sub-Adviser. Purchase or sell orders for the Trust may be aggregated with contemporaneous purchase or sell orders of other clients of Sub-Adviser, provided that any such purchase or sell orders executed contemporaneously shall be allocated in a manner that Sub-Adviser reasonably deems to be equitable to all accounts involved. Sub-Adviser shall use its best efforts to insure that the Trust shall not be disadvantaged by Sub-Adviser buying or selling a security for another client before buying or selling such security for the Trust. Sub-Adviser shall use its best efforts to obtain execution of Trust transactions at prices which are advantageous to the Trust and at commission rates that are reasonable in relation to the benefits received. However, Sub-Adviser may select brokers or dealers on the basis that they provide brokerage, research, or other services or products to the Trust and/or other accounts serviced by Sub-Adviser. Sub-Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research services or products, may be viewed in terms of either that particular transaction or the overall responsibilities which Sub-Adviser and its affiliates have with respect to the Trust and to accounts over which they exercise investment discretion, and not all such services or products may be used by Sub-Adviser in managing the Trust.

7. Compensation of Sub-Adviser. TAMIC shall pay to Sub-Adviser a fee equivalent on an annual basis to the following:

     ANNUAL                                        AGGREGATE NET ASSET
SUB-ADVISORY FEE                                   VALUE OF THE ACCOUNT
----------------                                   --------------------
     0.55%           of the first                  $100,000,000, plus
     0.50%           of the next                   $400,000,000, plus
     0.45%           of the amount over            $500,000,000

     The advisory fees will be deducted on each valuation date, and will be paid monthly.

8. Non-Exclusivity. TAMIC agrees that the services of Sub-Adviser are not to be deemed exclusive and that Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and managed accounts. This Agreement shall not in any way limit or restrict Sub-Adviser or any of its directors, officers, employees, or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by Sub-Adviser of its duties and obligations under this Agreement. TAMIC recognizes and agrees that Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Trust.

9. Liability. Except as may otherwise be provided by the Investment Company Act of 1940 or federal securities laws, neither Sub-Adviser nor any of its officers, directors, employees or agents shall be subject to any liability to TAMIC, the Trust or any shareholder of the Trust for any error of judgment, mistake of law, or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any services to be rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement. TAMIC shall hold harmless and indemnify Sub-Adviser for any loss, liability, cost, damage or expense (including reasonable attorneys fees and costs) arising from any claim or demand by the Trust or any past or present shareholder of the Trust that is not based upon the Sub-Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. TAMIC acknowledges and agrees that Sub-Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Trust or that the Trust will perform comparably with any standard or index, including other clients of Sub-Adviser, whether public or private.

10. Termination. If approved by a vote of a majority of the outstanding voting securities of the Trust (as defined in the Investment Company Act of 1940), this Agreement shall become effective on January 7, 1997, and:

     (a) shall be subject to termination, without the payment of any penalty, upon sixty days' written notice, by (i) TAMIC or Sub-Adviser, (ii) the Board, or (iii) by a vote of a majority of the outstanding voting securities of the Trust;

     (b) shall not be amended without prior approval of the Board, a majority of the outstanding voting securities of the Trust, and Sub-Adviser;

     (c) shall automatically terminate upon assignment by either party; and

     (d) shall continue in effect for so long as such continuance is specifically approved (i) at least annually by the vote of a majority of the Board who are not parties to such agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval and at which the Board has been furnished such information as may be reasonably necessary to evaluate the terms of said agreement; or (ii) by a vote of a majority of the outstanding voting securities of the Trust.

11. General.

     (a) Sub-Adviser may perform its services through any employee, officer, or agent of Sub-Adviser, and TAMIC shall not be entitled to the advice, recommendation or judgment of any specific person.

     (b) If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this

         Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     (c) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado, exclusive of conflicts of laws.

     (d) Sub-Adviser agrees that it shall furnish to the California Commissioner of Insurance any information or reports concerning the Trust as the Commissioner, in the performance of his or her duties, may reasonably request.

     (e) Sub-Adviser acknowledges that all books and records which it maintains for the Trust in performing its duties under this Agreement are the property of the Trust and subject to its control; provided, however, that during the term of this Agreement the Trust shall not exercise such control so as to interfere with the performance of Sub-Adviser's duties hereunder.

     (f) This Agreement is subject to the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder

     IN WITNESS WHEREOF, the parties hereto have caused this Sub-Advisory Agreement to be signed by their respective officials thereunto duly authorized as of the day and year first above written.
                                           TRAVELERS ASSET MANAGEMENT
                                           INTERNATIONAL CORPORATION

                                           By:
                                           -------------------------------------
                                           Name: David A. Tyson
                                           Title: President
Attest:

--------------------------------
Title: Corporate Secretary
                                           JANUS CAPITAL CORPORATION

                                           By:
                                           -------------------------------------
                                           Name:
                                           Title:
Attest:

--------------------------------
Title:

                           CAPITAL APPRECIATION FUND
                                PROXY STATEMENT
    VG-176                                                              1996

                           CAPITAL APPRECIATION FUND
  Proxy for the Special Meeting of Shareholders to be held on January 6, 1997

The undersigned, revoking all proxies heretofore given, hereby appoints Heath
B. McLendon, Robert E. McGill, III, or either one of them, as Proxies, with full power of substitution, to vote on behalf of the undersigned all shares of Capital Appreciation Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 9:00 a.m. on Monday, January 6, 1997 at One Tower Square, Hartford, Connecticut, and at any adjournment thereof, in the manner directed below with respect to the matter described in the Proxy Statement for the Special Meeting, receipt of which is hereby acknowledged, and in their discretion, upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

                                                                                FOR             AGAINST            ABSTAIN
PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW, AS SHOWN,
USING BLUE OR BLACK INK OR DARK PENCIL.  DO NOT USE RED INK.


1.    Approval of the proposal to amend the Sub-Advisory Agreement between Travelers Asset Management International Corporation
      and Janus Capital Corporation effective January 7, 1997.                ______             ______            ______

In their discretion, the Proxies are authorized to vote on any and all other business as may properly come before the meeting.


             PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF CARD

                                                                            203
_______________________________________________________________________________
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. THE UNITS REPRESENTED HEREBY WILL BE VOTED BY THE PROXIES IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


                                        PLEASE MARK, SIGN, DATE AND RETURN THIS
                                        PROXY CARD PROMPTLY USING THE ENCLOSED
                                        PRE-ADDRESSED, POSTAGE-PAID ENVELOPE.

                                        PLEASE SIGN EXACTLY AS NAME APPEARS
                                        BELOW.



                                        DATE: __________________________, 1996.

                                        If signing in a representative capacity
                                        (as attorney, executor or
                                        administrator, trustee, guardian or
                                        custodian, corporate officer or general
                                        partner), please indicate such capacity
                                        following signature.  Proxies for
                                        custodian accounts must be signed by
                                        the named custodian, not by the minor.

                                        _______________________________________
                                        Signature(s) if held jointly (Titles),
                                        if required)